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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934


               Date of Report (Date of Earliest Event Reported):
                                 July 5, 1996



                           FAMILY GOLF CENTERS, INC.

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            (Exact Name of Registrant as Specified in its Charter)

     Delaware                       0-25908                      11-3223246
(State or other                (Commission File                (IRS Employer
 jurisdiction of                    Number)                    Identification
 incorporation)                                                      No.)

                             225 Broadhollow Road
                           Melville, New York 11747
                   ----------------------------------------
                   (Address of principal executive offices)

                   Registrant's Telephone Number, including
                           area code: (516) 694-1666



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                (Former Address, if changed since last report)


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Item 5.  Other Events.

Acquisition.
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         Pursuant to a Stock Purchase Agreement dated July 5, 1996, (the "Stock
Purchase Agreement"), Family Golf Centers, Inc. (the "Company") consummated the purchase of Pin High Golf Center, a California corporation ("Pin High"), which owns (i) a golf recreational facility located on a 25-acre parcel of leased property in San Jose, California and (ii) certain equipment, fixtures and personal property used in connection with the operation of the golf center (the "Acquired Assets").

         Pursuant to the Stock Purchase Agreement, among Michael J. Santin, Donald G. Rumpf, Pin High and the Company, the Company purchased the Acquired Assets in exchange for a combination of cash and promissory notes.

         The Company intends to continue operating the "San Jose Family Golf Center" as a golf center and to make various capital improvements to it.

         The foregoing summary of the acquisition and related transactions is incomplete and is qualifed in its entirety by reference to the copy of the agreement filed as Exhibit 1 annexed hereto.

Exercise of Over-Allotment.
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         On July 9, 1996 the Company completed a public offering of 3,450,000 shares of Common Stock at $27.00 per share, including 450,000 shares sold by several selling stockholders upon the exercise of the underwriters' over-allotment option. The net proceeds to the Company from the public offering were $75,330,000.

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Exhibit

         1. Stock Purchase Agreement, dated as of July 5, 1996, among Michael
J. Santin, Donald G. Rumpf and Pin High Golf Center, a California corporation and Family Golf Centers, Inc.










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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 25, 1996

                                       FAMILY GOLF CENTERS, INC.


                                       By:  /s/ Krishnan P. Thampi
                                          -----------------------------------
                                                Krishnan P. Thampi,
                                                Chief Operating Officer








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